Tenable Announces Third Quarter 2018 Financial Results

•	Revenue of $69.4 million, up 42% year-over-year

•	Calculated current billings of $86.7 million, up 35% year-over-year

•	Added 47 net new six figure customers, up 79% year-over-year
COLUMBIA, Maryland, October 30, 2018 — Tenable Holdings, Inc. (“Tenable”) (Nasdaq: TENB), the Cyber Exposure company, today announced financial results for the quarter ended September 30, 2018.
"We are very pleased with the results of the quarter as revenue grew 42% and we increased the number of six figure customers 79% year-over-year," said Amit Yoran, Chairman and CEO of Tenable. "This growth is a testament to the increasing strategic need for Cyber Exposure solutions globally. Our innovative approach to helping organizations understand and reduce cyber risk is driving momentum across our business."
Third Quarter 2018 Financial Highlights

•	Revenue was $69.4 million, representing a 42% increase year-over-year.

•	Calculated current billings was $86.7 million, representing a 35% increase year-over-year.

•	GAAP loss from operations was $21.1 million, compared to a loss of $11.2 million in the third quarter of 2017.

•	Non-GAAP loss from operations was $12.2 million, compared to a loss of $9.0 million in the third quarter of 2017.

•	GAAP net loss was $20.9 million, compared to a loss of $11.3 million in the third quarter of 2017.

•	GAAP net loss per share was $0.28, compared to a loss of $0.51 in the third quarter of 2017.

•	Non-GAAP net loss was $12.0 million, compared to a non-GAAP loss of $9.1 million in the third quarter of 2017.

•	Pro forma non-GAAP net loss per share was $0.14, compared to pro forma non-GAAP loss per share of $0.12 in the third quarter of 2017.

•	Cash and cash equivalents and short-term investments were $287.2 million as of September 30, 2018.

•	Net cash used in operating activities was $1.8 million, compared to $1.0 million in the third quarter of 2017.

•	Free cash flow was $(2.9) million, compared to $(1.9) million in the third quarter of 2017.
Third Quarter 2018 and Recent Business Highlights

•	Added 258 new enterprise platform customers and 47 net new six figure customers.

•
Enhanced strategic alliance with ServiceNow, announcing new integrations into ITSM workflow and new bi-directional asset synching and vulnerability response to help customers more effectively prioritize remediation efforts.

•	Extended industrial control systems device coverage by several thousand new operational technology devices in support of Industrial Security.

•	Launched SecurityCenter 5.7, adding integration capabilities for privileged access management, enhanced capabilities for mobile workforce at scale and updates in Nessus agent.

•
Launched Nessus 8.0 with Live Results, an intelligent vulnerability assessment feature that provides real-time updates and Grouped View, a feature designed to group issues into a single thread to help customers better manage workloads.

•	Recognized by Frost & Sullivan as the growth excellence leader in vulnerability management.
Financial Outlook
For the fourth quarter of 2018, we currently expect:

•	Revenue in the range of $72.5 million to $73.0 million.

•	Non-GAAP loss from operations in the range of $14.0 million to $13.0 million.

•	Non-GAAP net loss in the range of $13.6 million to $12.6 million.

•	Pro forma non-GAAP net loss per share in the range of $0.15 to $0.14, assuming 92.2 million weighted average shares outstanding.

For the year ending December 31, 2018, we currently expect:

•	Revenue in the range of $264.6 million to $265.1 million.

•	Calculated current billings in the range of $321.0 million to $322.0 million.

•	Non-GAAP loss from operations in the range of $52.3 million to $51.3 million.

•	Non-GAAP net loss in the range of $53.0 million to $52.0 million.

•	Pro forma non-GAAP net loss per share in the range of $0.63 to $0.61, assuming 84.8 million weighted average shares outstanding.
Conference Call Information
Tenable will host a conference call at 4:30 p.m Eastern Time to discuss its financial results. The conference call can be accessed at 877-407-9716 (U.S.) and 201-493-6779 (international). A live webcast of the event will be available on the Tenable Investor Relations website at https://investors.tenable.com. A replay of the webcast will be available until November 13, 2018.
About Tenable
Tenable® is the Cyber Exposure company. Over 24,000 organizations around the globe rely on Tenable to understand and reduce cyber risk. As the creator of Nessus®, Tenable extended its expertise in vulnerabilities to deliver Tenable.io®, the world’s first platform to see and secure any digital asset on any computing platform. Tenable customers include more than 50 percent of the Fortune 500, more than 25 percent of the Global 2000 and large government agencies. Learn more at tenable.com.
Contact Information
Investor Relations
Andrea DiMarco
investors@tenable.com
Media Relations
Cayla Baker
tenablepr@tenable.com
Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, including statements regarding our future results of operations and financial position, business strategy and plans and objectives for future operations, are forward-looking statements and represent our views as of the date of this press release. The words “anticipate,” believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of assumptions and risks and uncertainties, many of which involve factors or circumstances that are beyond our control that could affect our financial results. These risks and uncertainties are detailed in the sections titled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 and other filings that we make from time to time with the SEC, which are available on the SEC's website at sec.gov. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in any forward-looking statements. Except as required by law, we are under no obligation to update these forward-looking statements subsequent to the date of this press release, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Non-GAAP Financial Measures and Other Key Metrics
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to important metrics used by management for financial and operational decision-making. We present these non-GAAP metrics to assist investors in seeing our financial performance using a management view and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.
Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial tables accompanying this press release. Reconciliations of forward-looking non-GAAP financial measures are not available because certain of the expenses cannot be reasonably calculated or predicted at this time.
Calculated Current Billings: We define calculated current billings, a non-GAAP financial measure, as total revenue recognized in a period plus the change in current deferred revenue in the corresponding period. We believe that calculated current billings is a key metric to measure our periodic performance. Given that most of our customers pay in advance (including multi-year contracts), but we generally recognize the related revenue ratably over time, we use calculated current billings to measure and monitor our ability to provide our business with the working capital generated by upfront payments from our customers. We believe that calculated current billings, which excludes deferred revenue for periods beyond twelve months in a customer’s contractual term, more closely correlates with annual contract value and that the variability in total billings, depending on the timing of large multi-year contracts and the preference for annual billing versus multi-year upfront billing, may distort growth in one period over another.
Free Cash Flow: We define free cash flow, a non-GAAP financial measure, as net cash provided by (used in) operating activities less purchases of property and equipment. We believe free cash flow is an important liquidity measure of the cash (if any) that is available, after purchases of property and equipment, for investment in our business and to make acquisitions. We believe that free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash.
Non-GAAP Loss from Operations and Non-GAAP Operating Margin: We define these non-GAAP financial measures as their respective GAAP measures, excluding the effect of stock-based compensation and amortization of intangible assets.
Non-GAAP Net Loss, Non-GAAP Net Loss Per Share and Pro Forma Non-GAAP Net Loss Per Share: We define non-GAAP net loss as GAAP net loss attributable to common stockholders, excluding the effect of the accretion of Series A and B redeemable convertible preferred stock, stock-based compensation and amortization of intangible assets, including the applicable tax impact. We use non-GAAP net loss to calculate non-GAAP net loss per share and pro forma non-GAAP net loss per share. Pro forma non-GAAP net loss per share is calculated by giving effect to the conversion of our redeemable convertible preferred stock into common stock as though the conversion occurred at the beginning of each period presented.
Non-GAAP Gross Profit and Non-GAAP Gross Margin: We define non-GAAP gross profit as GAAP gross profit, excluding the effect of stock-based compensation and amortization of intangible assets. Non-GAAP gross margin is defined as non-GAAP gross profit as a percentage of revenue.
Non-GAAP Sales and Marketing Expense, Non-GAAP Research and Development Expense and Non-GAAP General and Administrative Expense: We define these non-GAAP measures as their respective GAAP measures, excluding stock-based compensation.

TENABLE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2018	2017	2018	2017
Revenue	$69,440	$48,980	$192,139	$133,610
Cost of revenue(1)	12,161	7,424	30,768	17,210
Gross profit	57,279	41,556	161,371	116,400
Operating expenses:
Sales and marketing(1)	44,550	29,574	125,964	83,515
Research and development(1)	20,553	15,869	55,529	42,040
General and administrative(1)	13,272	7,275	32,868	19,982
Total operating expenses	78,375	52,718	214,361	145,537
Loss from operations	(21,096)	(11,162)	(52,990)	(29,137)
Other income (expense), net	709	(92)	240	(65)
Loss before income taxes	(20,387)	(11,254)	(52,750)	(29,202)
Provision for income taxes	482	59	1,157	151
Net loss and comprehensive loss	(20,869)	(11,313)	(53,907)	(29,353)
Accretion of Series A and B redeemable convertible preferred stock	(55)	(192)	(434)	(570)
Net loss attributable to common stockholders	$(20,924)	$(11,505)	$(54,341)	$(29,923)

Net loss per share attributable to common stockholders, basic and diluted	$(0.28)	$(0.51)	$(1.34)	$(1.36)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	74,261	22,679	40,688	22,004
_______________
(1)    Includes stock-based compensation as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Cost of revenue	$692	$63	$883	$167
Sales and marketing	2,707	409	3,984	1,037
Research and development	2,427	510	3,594	1,356
General and administrative	2,957	1,046	5,745	2,943
Total stock-based compensation	$8,783	$2,028	$14,206	$5,503

TENABLE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS

	September 30, 2018	December 31, 2017
(in thousands, except per share data)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$253,026	$27,210
Short-term investments	34,125	—
Accounts receivable (net of allowance for doubtful accounts of $196 and $160 at September 30, 2018 and December 31, 2017, respectively)	59,035	50,881
Deferred commissions	20,401	17,170
Prepaid expenses and other current assets	14,718	15,994
Total current assets	381,305	111,255
Property and equipment, net	10,872	10,754
Construction in progress	23,546	2,252
Deferred commissions (net of current portion)	32,483	33,006
Intangible assets, net	578	1,031
Goodwill	265	265
Other assets	5,149	5,774
Total assets	$454,198	$164,337

Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$538	$338
Accrued expenses	6,570	4,878
Accrued compensation	19,734	18,482
Deferred revenue	191,578	154,898
Other current liabilities	1,897	1,750
Total current liabilities	220,317	180,346
Deferred revenue (net of current portion)	74,120	70,920
Financing obligation	23,096	1,802
Other liabilities	4,104	5,199
Total liabilities	321,637	258,267

Redeemable convertible Series A preferred stock (par value: $0.01; no shares authorized, issued, and outstanding at September 30, 2018; 15,848 shares authorized, issued, and outstanding with liquidation preference of $50,000 at December 31, 2017)	—	49,935
Redeemable convertible Series B preferred stock (par value: $0.01; no shares authorized, issued and outstanding at September 30, 2018; 42,000 shares authorized, 39,538 issued and outstanding with liquidation preference of $230,008 at December 31, 2017)	—	227,800
Stockholders’ equity (deficit):
Common stock (par value: $0.01; 500,000 and 93,855 shares authorized at September 30, 2018 and December 31, 2017; 93,040 and 24,472 shares issued and outstanding at September 30, 2018 and December 31, 2017)	930	246
Additional paid-in capital	578,125	20,676
Accumulated deficit	(446,494)	(392,587)
Total stockholders’ equity (deficit)	132,561	(371,665)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$454,198	$164,337

TENABLE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months Ended September 30,
(in thousands)	2018	2017
Cash flows from operating activities:
Net loss	$(53,907)	$(29,353)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,580	3,316
Stock-based compensation	14,206	5,503
Deferred income taxes	—	486
Other	771	23
Changes in operating assets and liabilities:
Accounts receivable	(8,190)	(8,435)
Prepaid expenses and other current assets	1,228	(540)
Deferred commissions	(2,708)	(11,275)
Other assets	564	(1,537)
Accounts payable and accrued expenses	1,930	2,485
Accrued compensation	1,252	(715)
Deferred revenue	39,880	40,066
Other current liabilities	36	(840)
Other liabilities	(647)	2
Net cash used in operating activities	(1,005)	(814)

Cash flows from investing activities:
Purchases of property and equipment	(4,140)	(1,628)
Purchases of short-term investments	(34,114)	—
Net cash used in investing activities	(38,254)	(1,628)

Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting discounts and commissions	268,531	—
Payments of costs related to initial public offering	(3,732)	—
Principal payments under capital lease obligations	(389)	(173)
Credit facility issuance costs	—	(238)
Proceeds from the exercise of stock options	1,415	2,847
Repurchases of common stock	(75)	(385)
Net cash provided by financing activities	265,750	2,051
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(675)	22
Net increase (decrease) in cash and cash equivalents and restricted cash	225,816	(369)
Cash and cash equivalents and restricted cash at beginning of period	27,472	34,470
Cash and cash equivalents and restricted cash at end of period	$253,288	$34,101

TENABLE HOLDINGS, INC.
REVENUE COMPONENTS AND RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(dollars in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Revenue	2018	2017	2018	2017
Subscription revenue	$53,511	$34,932	$146,568	$93,478
Perpetual license and maintenance revenue	13,864	12,857	40,753	37,129
Professional services and other revenue	2,065	1,191	4,818	3,003
Revenue(1)	$69,440	$48,980	$192,139	$133,610
_______________
(1)    Recurring revenue, which includes revenue from subscription arrangements for software and cloud-based solutions and maintenance associated with perpetual licenses represented 89%, 87%, 89%, and 86% of revenue for the three months ended September 30, 2018 and 2017 and the nine months ended September 30, 2018 and 2017, respectively.

	Three Months Ended September 30,		Nine Months Ended September 30,
Calculated Current Billings	2018	2017	2018	2017
Revenue	$69,440	$48,980	$192,139	$133,610
Deferred revenue (current), end of period	191,578	137,521	191,578	137,521
Deferred revenue (current), beginning of period(1)	(174,277)	(122,190)	(154,898)	(107,006)
Calculated current billings	$86,741	$64,311	$228,819	$164,125
________________
(1)    In connection with adopting ASC 606, we recorded $19.0 million of current deferred revenue on January 1, 2017 related to perpetual license revenue recognized in prior periods.

	Three Months Ended September 30,		Nine Months Ended September 30,
Free Cash Flow	2018	2017	2018	2017
Net cash used in operating activities	$(1,751)	$(982)	$(1,005)	$(814)
Purchases of property and equipment	(1,162)	(947)	(4,140)	(1,628)
Free cash flow(1)	$(2,913)	$(1,929)	$(5,145)	$(2,442)
________________
(1)    Contributions to our employee stock purchase plan during the three and nine months ended September 30, 2018 contributed $2.3 million to free cash flow.

Non-GAAP Loss from Operations and Non-GAAP Operating Margin	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Loss from operations	$(21,096)	$(11,162)	$(52,990)	$(29,137)
Stock-based compensation	8,783	2,028	14,206	5,503
Amortization of intangible assets	151	151	453	453
Non-GAAP loss from operations	$(12,162)	$(8,983)	$(38,331)	$(23,181)
Operating margin	(30)%	(23)%	(28)%	(22)%
Non-GAAP operating margin	(18)%	(18)%	(20)%	(17)%

Non-GAAP Net Loss, Non-GAAP Net Loss Per Share and Pro forma Non-GAAP Net Loss Per Share	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net loss attributable to common stockholders	$(20,924)	$(11,505)	$(54,341)	$(29,923)
Accretion of Series A and B redeemable convertible preferred stock	55	192	434	570
Stock-based compensation	8,783	2,028	14,206	5,503
Tax impact of stock-based compensation(1)	(90)	(13)	(138)	(35)
Amortization of intangible assets(1)	151	151	453	453
Non-GAAP net loss	$(12,025)	$(9,147)	$(39,386)	$(23,432)

Net loss per share attributable to common stockholders, basic and diluted	$(0.28)	$(0.51)	$(1.34)	$(1.36)
Accretion of Series A and B redeemable convertible preferred stock	—	0.01	0.01	0.03
Stock-based compensation	0.12	0.09	0.35	0.25
Tax impact of stock-based compensation(1)	—	—	—	—
Amortization of intangible assets(1)	—	0.01	0.01	0.02
Non-GAAP net loss per share, basic and diluted	$(0.16)	$(0.40)	$(0.97)	$(1.06)

Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	74,261	22,679	40,688	22,004
Pro forma adjustment to reflect the assumed conversion of our convertible redeemable preferred stock as of the beginning of the period	14,449	55,386	41,590	55,386
Weighted-average shares used to compute pro forma non-GAAP net loss per share, basic and diluted	88,710	78,065	82,278	77,390

Pro forma non-GAAP net loss per share	$(0.14)	$(0.12)	$(0.48)	$(0.30)
________________
(1)    The tax impact of stock-based compensation is based on the tax treatment for the applicable tax jurisdictions. There was no tax impact related to the amortization of intangible assets as it was incurred in the United States in periods in which we maintained a full valuation allowance.

	Three Months Ended September 30,		Nine Months Ended September 30,
Non-GAAP Gross Profit and Non-GAAP Gross Margin	2018	2017	2018	2017
Gross profit	$57,279	$41,556	$161,371	$116,400
Stock-based compensation	692	63	883	167
Amortization of intangible assets	151	151	453	453
Non-GAAP gross profit	$58,122	$41,770	$162,707	$117,020
Gross margin	82%	85%	84%	87%
Non-GAAP gross margin	84%	85%	85%	88%

	Three Months Ended September 30,		Nine Months Ended September 30,
Non-GAAP Sales and Marketing Expense	2018	2017	2018	2017
Sales and marketing expense	$44,550	$29,574	$125,964	$83,515
Less: Stock-based compensation	2,707	409	3,984	1,037
Non-GAAP sales and marketing expense	$41,843	$29,165	$121,980	$82,478

	Three Months Ended September 30,		Nine Months Ended September 30,
Non-GAAP Research and Development Expense	2018	2017	2018	2017
Research and development expense	$20,553	$15,869	$55,529	$42,040
Less: Stock-based compensation	2,427	510	3,594	1,356
Non-GAAP research and development expense	$18,126	$15,359	$51,935	$40,684

	Three Months Ended September 30,		Nine Months Ended September 30,
Non-GAAP General and Administrative Expense	2018	2017	2018	2017
General and administrative expense	$13,272	$7,275	$32,868	$19,982
Less: Stock-based compensation	2,957	1,046	5,745	2,943
Non-GAAP general and administrative expense	$10,315	$6,229	$27,123	$17,039